As filed with the Securities and Exchange Commission on August 24, 2017

Registration No. 333-219287

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Noble Midstream Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4932	47-3011449
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John F. Bookout, IV

Chief Financial Officer

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

G. Michael O’Leary

George J. Vlahakos

Andrews Kurth Kenyon LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 24, 2017

PROSPECTUS

Noble Midstream Partners LP

3,525,000 Common Units

Representing Limited Partner Interests

This prospectus covers the offer and sale of 3,525,000 common units representing limited partner interests of Noble Midstream Partners LP by the selling unitholders named in this prospectus or in any supplement to this prospectus or any partners, pledgees, donees, transferees or other successors in interest that receive the common units offered by this prospectus from any such selling unitholder (collectively, the “selling unitholders”).

We will not receive any proceeds from the sale of common units owned by the selling unitholders. For a more detailed discussion of the selling unitholders, please read “Selling Unitholders.”

The selling unitholders may offer and sell the common units for their own account from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling unitholders may offer and sell the common units to or through one or more underwriters, dealers and agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling unitholders may offer and sell the common units at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings.

Our common units are listed on the New York Stock Exchange under the symbol “NBLX.” The last reported trading price of our common units on the New York Stock Exchange on August 23, 2017 was $44.36 per unit.

Investing in our common units involves risks. Please read “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                      , 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling unitholder has authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling unitholder take responsibility for, nor can we or any selling unitholder provide assurance as to the reliability of, any other information that others may give you. We are not, and the selling unitholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common units. The information contained in the documents incorporated by reference in this prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus provides you with a general description of Noble Midstream Partners LP and the common units that are registered hereunder that may be offered by the selling unitholders. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “the Partnership,” “we,” “our,” “us” or like terms refer to Noble Midstream Partners LP and its subsidiaries; “Noble” refers to Noble Energy, Inc.; and “our general partner” refers to Noble Midstream GP LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.nblmidstream.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about Noble Energy, Inc. at the offices of the New York Stock Exchange (“NYSE”), 20 Broad Street, New York, NY 10005.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K filed on January 26, 2017, April 7, 2017, June 7, 2017, June 26, 2017 and July 14, 2017; and

•	the description of our common units included in our Form 8-A (File No. 001-37640), filed with the SEC on November 17, 2015.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Noble Midstream Partners LP 1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in or incorporated by reference in this prospectus may contain forward-looking statements. Forward-looking statements are predictive in nature, depend upon or refer to future events or conditions or include the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Our forward-looking statements may include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, the costs of being a publicly traded partnership and our capital programs.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. While we believe that we have chosen these assumptions or bases in good faith and that they are reasonable, you are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	the ability of Noble to meet its drilling and development plans;

•	changes in general economic conditions;

•	competitive conditions in our industry;

•	actions taken by third-party operators, gatherers, processors and transporters;

•	the demand for crude oil and natural gas gathering and processing services;

•	our ability to successfully implement our business plan;

•	our ability to complete internal growth projects on time and on budget;

•	the price and availability of debt and equity financing;

•	the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels;

•	competition from the same and alternative energy sources;

•	energy efficiency and technology trends;

•	operating hazards and other risks incidental to our midstream services;

•	natural disasters, weather-related delays, casualty losses and other matters beyond our control;

•	interest rates;

•	labor relations;

•	defaults by Noble under our gathering and processing agreements;

•	changes in availability and cost of capital;

•	changes in our tax status;

•	the effect of existing and future laws and government regulations; and

•	the effects of future litigation.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the gathering and compression business. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016 and our other reports filed with the SEC.

Should one or more of the risks or uncertainties described in this prospectus or in any document incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference herein.

Noble Midstream Partners LP

Overview

We are a growth-oriented Delaware master limited partnership formed in December 2014 by our parent, Noble, to own, operate, develop and acquire a wide range of domestic midstream infrastructure assets. We currently provide crude oil, natural gas, and water-related midstream services for Noble and third party customers through long-term, fixed-fee contracts. Our current areas of focus are in the Denver-Julesburg (DJ) Basin in Colorado and the Delaware Basin in Texas, where additional midstream assets are currently under construction. The locations of our current areas of focus are shown in the map below:

Noble intends for us to become its primary vehicle for midstream operations in the onshore United States outside of the Marcellus Shale in the northeastern U.S. We have acreage dedications spanning approximately 300,000 acres in the DJ Basin (with over 265,000 dedicated acres from Noble and the remaining dedicated acres from a third party) and approximately 110,000 acres in the Delaware Basin for which we are currently providing, or intend to provide, crude oil, natural gas, and water-related midstream services under long-term, fixed fee contracts.

Risk Factors

An investment in our common units involves risks associated with our business, our partnership structure and the tax characteristics of our common units. Because of our relationship with Noble, adverse developments or announcements concerning Noble could materially adversely affect our business. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Partnership Information

Our principal executive offices are located at 1001 Noble Energy Way, Houston, Texas 77070, and our telephone number is (281) 872-3100. Our website is located at www.nblmidstream.com.

The Offering

Common units offered by the selling unitholders	3,525,000 common units.

Units outstanding prior to and after giving effect to this offering	20,032,586 common units and 15,902,584 subordinated units, for a total of 35,935,170 limited partner units.

Use of proceeds	We will not receive any proceeds from the sale of common units by the selling unitholders. See “Use of Proceeds.”

Exchange listing	Our common units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NBLX.”

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider those risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated herein by reference, and those risk factors set forth in any prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate herein or therein by reference, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” in evaluating an investment in our common units.

USE OF PROCEEDS

All of the common units covered by this prospectus are being sold by the selling unitholders. See “Selling Unitholders.” We will not receive any proceeds from these sales of our common units.

SELLING UNITHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 3,525,000 common units that may be offered and sold from time to time by the selling unitholders identified below under this prospectus, subject to any appropriate adjustment as a result of any unit subdivision, split, combination or other reclassification of our common units. The selling unitholders identified below may currently hold or acquire at any time common units in addition to those registered hereby. The selling unitholders acquired the common units pursuant to a common unit purchase agreement with us dated June 20, 2017. On June 26, 2017, we entered into a registration rights agreement with the selling unitholders, which obligated us to prepare and file a registration statement to permit the resale of certain common units held by the selling unitholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We are registering the common units described in this prospectus pursuant to this agreement. In addition, the selling unitholders identified below may sell, transfer or otherwise dispose of some or all of their common units in privately negotiated transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the number of common units that will be held by the selling unitholders upon completion or termination of this offering.

Information concerning the selling unitholders may change from time to time, including by addition of additional selling unitholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling unitholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of common units.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling unitholders on or prior to July 5, 2017. We have not sought to verify such information. Additionally, some or all of the selling unitholders may have sold or transferred some or all of the common units listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling unitholders may change over time.

Certain selling unitholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

The selling unitholders, or their partners, pledgees, donees, transferees or other successors in interest that receive the common units offered by this prospectus (each also a selling unitholder for purposes of this prospectus), may sell up to all of the common units shown in the table below under the heading “Offered Hereby” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling unitholders are not obligated to sell any of the common units offered by this prospectus.

Selling Unitholder	Beneficially Owned Prior to the Offering	Offered Hereby	Beneficially Owned After the Offering*	As a Percent of Total Outstanding After the Offering
Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund (1)	647,933	252,067	395,866	1.10%
Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund (1)	112,700	49,623	63,077	*	*
VARIABLE INSURANCE PRODUCTS FUND IV: Energy Portfolio (1)	49,400	14,739	34,661	*	*
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund (1)	146,392	45,454	100,938	*	*

Selling Unitholder	Beneficially Owned Prior to the Offering	Offered Hereby	Beneficially Owned After the Offering*	As a Percent of Total Outstanding After the Offering
FIDELITY SELECT PORTFOLIOS: Energy Portfolio (1)	324,127	101,027	223,100	*	*
FIDELITY ADVISOR SERIES VII: Fidelity Advisor Energy Fund (1)	160,787	48,372	112,415	*	*
FIDELITY SELECT PORTFOLIOS: Natural Resources Portfolio (1)	131,937	43,718	88,219	*	*
Goldman Sachs MLP Energy Investment Fund (2)	985,764	285,000	700,764	1.95%
TPH Energy Infrastructure Master Fund, LP (3)	70,513	56,933	13,580	*	*
TPH MLP Fund, LP (3)	16,946	10,328	6,618	*	*
The Board of Regents of the University of Texas System (4)	342,236	227,739	114,497	*	*
HITE Hedge LP (5)	194,250	194,250	—	*	*
HITE MLP Advantage LP (5)	66,600	66,600	—	*	*
HITE MLP LP (5)	133,200	133,200	—	*	*
HITE Hedge QP LP (5)	160,950	160,950	—	*	*
Kayne Select Midstream Recovery Fund, L.P. (6)	18,333	18,333	—	*	*
Kayne Anderson Midstream Institutional Fund, L.P. (6)	314,689	48,889	265,800	*	*
Orange County Employees Retirement System (6)	38,133	18,333	19,800	*	*
Kaiser Foundation Hospitals (6)	63,067	36,667	26,400	*	*
Massachusetts Mutual Life Insurance Company (7)	183,334	183,334	—	*	*
MGMP, LP (7)	61,111	61,111	—	*	*
Ascension Alpha Fund, LLC (7)	115,000	110,000	5,000	*	*
Ascension Health Master Pension Trust (7)	76,633	73,333	3,300	*	*
MTP Energy Master Fund LTD (8)	245,455	245,455	—	*	*
FS Energy Total Return Fund (9)	24,545	24,545	—	*	*
Salient MLP Fund, L.P. (10)	127,439	127,439	—	*	*
Salient MLP Total Return Fund, L.P. (10)	147,561	147,561	—	*	*
Tortoise Direct Opportunities Fund, LP (11)	504,919	504,919	—	*	*
Tortoise Select Opportunity Fund	14,687	14,687	—	*	*
Tortoise MLP & Pipeline Fund	364,603	172,253	192,350	*	*
Texas Mutual Insurance Company (12)	66,262	47,761	18,501	*	*
Tortoise VIP MLP & Pipeline Portfolio	692	380	312	*	*

*	Assumes each selling unitholder sells all of the common units shown under “Offered Hereby.”
**	Represents less than 1%.
(1)	These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the common units owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the common units under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(2)

Goldman Sachs Asset Management (“GSAM”) is the investment manager of the selling unitholder. GSAM exercises sole voting and investment power over the common units offered hereby, subject to the oversight of the trustees of the fund. GSAM is a wholly-owned subsidiary of Goldman Sachs Group, Inc. (“GS Group”), a leading global investment banking, securities and investment management firm. Goldman, Sachs & Co. (“GS&Co.”), a member of FINRA, is also a subsidiary of GS Group and is an investment banking firm that regularly performs services such as acting as financial advisor and serving as principal or agent in the purchase and sale of securities. GS&Co. is affiliated with the following FINRA Members: (a) Goldman Sachs Execution & Clearing, L.P. and (b) Mercer Allied Company, L.P. The Selling Unit Holder, GSAM, GS&Co. and the GS Group and their affiliates disclaim any knowledge of the FINRA relationships, if any, of any other owners of the selling unitholder.
(3)	TPH Asset Management LP is the investment manager of the selling unitholder.
(4)	The University of Texas/Texas A&M Investment Management Co. is the investment manager of the selling unitholder. TPH Asset Management LP is the investment advisor of the selling unitholder with respect to such sale.
(5)	HITE Hedge Capital LP is the managing entity of the selling unitholder. HITE Hedge Capital LLC is the general partner of HITE Hedge Capital LP. James Jampel may be deemed beneficial owner with voting and investment power over the common units held by the selling unitholder.
(6)	Kayne Anderson Capital Advisors, LP is the investment manager of the selling unitholder. Ric Kayne may be deemed beneficial owner with voting and investment power over the common units held by the selling unitholder. Mr. Kayne disclaims beneficial ownership of the units reported, except those attributable to him by virtue of his pecuniary interest therein.
(7)	KA Fund Advisors, LLC is the investment manager of the selling unitholder. Ric Kayne may be deemed beneficial owner with voting and investment power over the common units held by the selling unitholder. Mr. Kayne disclaims beneficial ownership of the units reported, except those attributable to him by virtue of his pecuniary interest therein.
(8)	MTP Energy Management LLC is the investment manager of the selling unitholder.
(9)	Magnetar Asset Management LLC is the sub-advisor to the selling unitholder.
(10)	Salient Capital Advisors, LLC serves as the selling unitholder’s investment adviser and holds voting and dispositive power with respect to the common units held by the selling unitholder. Gregory A. Reid, John Blaisdell, John Price and Jeremy Radcliffe have control over the selling unitholder as officers of Salient Capital Advisors, LLC.
(11)	Tortoise Direct Opportunities GP LLC is the general partner of the selling unitholder. Tortoise Investments, LLC is the sole member of Tortoise Direct Opportunities GP LLC. The Board of Directors of Tortoise Direct Opportunities GP LLC consists of Michelle Kelly, Kyle Krueger and Connie Savage. The Board of Directors of Tortoise Investments, LLC consists of H. Kevin Birzer, Martin Bicknell, Zachary Hamel, Gary Henson, Kenneth Malvey and Terry Matlack and the Executive Committee of Tortoise Investments consists of H. Kevin Birzer, Gary Henson, Michelle Kelly, Edward Russell, Matthew Sallee and Connie Savage. Tortoise Capital Advisors, L.L.C., serves as its Investment Adviser. The Investment Adviser currently has five investment professionals who are primarily responsible for the origination and structuring of the Fund’s portfolio and for voting proxies for securities held by the Fund: Brian A. Kessens, James R. Mick, Stephen Pang, Matthew G.P. Sallee and Robert J. Thummel Jr.
(12)	Tortoise Capital Advisors, L.L.C. serves as Investment Advisor to the selling unitholder. Tortoise Investments, LLC is the sole member of Tortoise Capital Advisors, L.L.C. The Board of Directors of Tortoise Investments, LLC consists of H. Kevin Birzer, Martin Bicknell, Zachary Hamel, Gary Henson, Kenneth Malvey and Terry Matlack and the Executive Committee of Tortoise Investments consists of H. Kevin Birzer, Gary Henson, Michelle Kelly, Edward Russell, Matthew Sallee and Connie Savage. Tortoise Capital Advisors, L.L.C. is an investment adviser to Texas Mutual Insurance Company. The Investment Committee of Tortoise Capital Advisors, L.L.C. has voting or dispositive power and is comprised of H. Kevin Birzer, Terry Matlack, Kenneth P. Malvey, Zachary A. Hamel, Brian Kessens, James Mick, Matthew Sallee and Rob Thummel.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling unitholders as to any plan of distribution. Distributions of the common units by the selling unitholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common units may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common units may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling unitholders to sell a specified number of such units at a stipulated price per unit;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the units, whether or not the options are listed on an options exchange;

•	through the distributions of the units by any selling unitholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling unitholders may also sell common units pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Such transactions may be effected by the selling unitholders at market prices prevailing at the time of sale or at negotiated prices. The selling unitholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling unitholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling unitholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common units against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common units for sale under the Securities Act and to indemnify the selling unitholders and each person who participates as an underwriter in the offering of the common units against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling unitholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling unitholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling unitholders may from time to time pledge or grant a security interest in some or all of the common units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common units from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling unitholders to include the pledgee, transferee or other successors in interest as selling unitholders under this prospectus.

The selling unitholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling unitholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF OUR COMMON UNITS

Our Common Units

Our common units represent limited partner interests in us. The holders of common units, along with the holders of subordinated units, are entitled to participate in partnership distributions and to exercise the rights and privileges provided to limited partners under our partnership agreement. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “Our Partnership Agreement.”

Our common units are listed on the NYSE under the symbol “NBLX.” The intraday high and low sales prices of our common units for the period starting January 1, 2017 and ending June 30, 2017 were a high of $53.29 and a low of $35.56.

Transfer Agent and Registrar

Duties

Wells Fargo Shareowner Services serves as the transfer agent and registrar for our common units. We pay all fees charged by the transfer agent for transfers of common units, except for the following that must be paid by our unitholders:

•	surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

Unless our general partner determines otherwise in respect of some or all of any classes of our partnership interests, our partnership interests will be evidenced by book-entry notation on our partnership register and not by physical certificates.

There is no charge to our unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements entered into in connection with our formation and our initial public offering (“IPO”).

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records from time to time as necessary to accurately reflect the transfers but no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or securities exchange regulations.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures, future acquisitions and for anticipated future credit needs);

•	comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which we or any of our subsidiaries is a party or by which we or such subsidiary is bound or we or such subsidiary’s assets are subject; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions pursuant to this bullet point if the effect of such reserves will prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter);

•	plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings incurred under a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to our partners and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

Intent to Distribute the Minimum Quarterly Distribution

Under our current cash distribution policy, we intend to make a minimum quarterly distribution to the holders of our common units and subordinated units of $.3750 per unit, or $1.5000 per unit on an annualized basis, to the extent we have sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. The amount of distributions paid under our cash distribution policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

General Partner Interest

Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner may in the future own common units or other equity securities in us that will entitle it to receive distributions.

Incentive Distribution Rights

Noble currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 50%, of the available cash we distribute from operating surplus (as defined below) in excess of $0.4313 per unit per quarter. The maximum distribution of 50% does not include any distributions that Noble or its affiliates may receive on common units or subordinated units that it owns.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders is characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

We define operating surplus as:

•	$45.0 million (as described below); plus

•	all of our cash receipts after the closing of our IPO, excluding cash from interim capital transactions (as defined below) and the termination of hedge contracts, provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its scheduled settlement or termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

•	cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our IPO, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below) after the closing of our IPO; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on disposition of an investment capital expenditure (which is a capital expenditure other than a maintenance capital expenditure or an expansion capital expenditure).

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $45.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus is to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) issuances of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements and (iv) capital contributions received.

We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, officer, director and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to its scheduled settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract will be amortized over the life of such interest rate hedge contract or commodity hedge contract), estimated maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures do not include:

•	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	actual maintenance capital expenditures;

•	expansion capital expenditures;

•	investment capital expenditures;

•	payment of transaction expenses (including taxes) relating to interim capital transactions;

•	distributions to our partners; or

•	repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities;

•	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

•	capital contributions received.

Characterization of Cash Distributions

All available cash distributed by us on any date from any source is treated as distributed from operating surplus until the sum of all available cash distributed by us since the closing of our IPO equals the operating surplus from the closing of our IPO through the end of the quarter immediately preceding that distribution. We anticipate that distributions from operating surplus generally will not represent a return of capital. However, operating surplus, as defined in our partnership agreement, includes certain components, including a $45.0 million cash basket, that represent non-operating sources of cash. Consequently, it is possible that all or a portion of specific distributions from operating surplus may represent a return of capital. Any available cash distributed by us in excess of our cumulative operating surplus is deemed to be capital surplus under our partnership agreement. Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our IPO and as a return of capital. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

For purposes of determining operating surplus, maintenance capital expenditures are those capital expenditures required to maintain our long-term operating capacity and/or operating income, and expansion capital expenditures are those capital expenditures that we expect will expand our operating capacity or operating income over the long term. Examples of maintenance capital expenditures include capital expenditures associated with the replacement of equipment and well connections, or the construction, development or acquisition of other facilities, to replace expected reductions in hydrocarbons available for gathering, treating, transporting or otherwise handled by our facilities (which we refer to as operating capacity). Maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service or the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes are not considered maintenance capital expenditures.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus and cash available for distribution to our unitholders if we subtracted actual maintenance capital expenditures from operating surplus.

Our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures necessary to maintain our operating capacity or operating income over the long term be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus for those periods is subject to review and change by our general partner at least once a year, provided that any change is approved by our special committee. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus will have the following effects:

•	it will reduce the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the initial quarterly distribution to be paid on all the units for the quarter and subsequent quarters;

•	it will increase our ability to distribute as operating surplus cash we receive from non-operating sources; and

•	it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions on the incentive distribution rights.

Expansion capital expenditures are cash expenditures to construct new midstream infrastructure and those expenditures incurred in order to extend the useful lives of our assets, reduce costs, increase revenues or increase system throughput or capacity from current levels, including well connections that increase existing system throughput. Examples of expansion capital expenditures include the construction, development or acquisition of additional gathering pipelines and centralized gathering facilities, in each case to the extent such capital expenditures are expected to expand our operating capacity, operating income or revenue. In the future, if we make acquisitions that increase system throughput or capacity, the associated capital expenditures may also be considered expansion capital expenditures.

Capital expenditures that are made in part for maintenance capital purposes and in part for expansion capital purposes are allocated as maintenance capital expenditures or expansion capital expenditures by our general partner.

Subordinated Units and Subordination Period

General

Our partnership agreement provides that, during the subordination period (which we define below), the common units have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.3750 per unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. Subordinated units are deemed “subordinated” because for a period of time, referred to as the “subordination period,” the subordinated units are not entitled to receive any distributions until the common units have received the minimum quarterly distribution plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters. Furthermore, no arrearages will accrue or be payable on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that, during the subordination period, there will be available cash to be distributed on the common units.

Subordination Period

The subordination period began on the closing date of our IPO and, except as described below, will extend until the first business day following the distribution of available cash in respect of any quarter beginning after September 31, 2019 that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded $1.5000 (the annualized minimum quarterly distribution), for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•	the adjusted operating surplus (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of

$1.5000 (the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units during those periods on a fully diluted basis; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Early Termination of the Subordination Period

Notwithstanding the foregoing, the subordination period will automatically terminate on the first business day following the distribution of available cash in respect of any quarter, beginning with the quarter ending September 30, 2017, that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded $2.2500 (150% of the annualized minimum quarterly distribution), for the four-quarter period immediately preceding that date;

•	the adjusted operating surplus (as defined below) generated during the four-quarter period immediately preceding that date equaled or exceeded the sum of (i) $2.2500 (150% of the annualized minimum quarterly distribution) on all of the outstanding common units and subordinated units during that period on a fully diluted basis and (ii) the corresponding distributions on the incentive distribution rights; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.

Expiration of the Subordination Period

When the subordination period ends, each outstanding subordinated unit will convert into one common unit and will thereafter participate pro rata with the other common units in distributions of available cash.

Adjusted Operating Surplus

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

•	operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet under the caption “—Operating Surplus and Capital Surplus—Operating Surplus” above); less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus During the Subordination Period

We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

•	first, 100% to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 100% to the common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	third, 100% to the subordinated unitholders, pro rata, until we distribute for each outstanding subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that we do not issue additional classes of equity securities.

Distributions of Available Cash from Operating Surplus After the Subordination Period

We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	first, 100% to all common unitholders, pro rata, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that we do not issue additional classes of equity securities.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage (15%, 25% and 50%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Noble holds the incentive distribution rights, but may transfer these rights separately from its ownership of the general partner.

If for any quarter:

•	we have distributed available cash from operating surplus to the common unitholders and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and the holders of the incentive distribution rights in the following manner:

•	first, 100% to all unitholders, pro rata, until each unitholder receives a total of $0.4313 per unit for that quarter (the “first target distribution”);

•	second, 85% to all unitholders, pro rata, and 15% to the holders of our incentive distribution rights, until each unitholder receives a total of $0.4688 per unit for that quarter (the “second target distribution”);

•	third, 75% to all unitholders, pro rata, and 25% to the holders of our incentive distribution rights, until each unitholder receives a total of $0.5625 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50% to all unitholders, pro rata, and 50% to the holders of our incentive distribution rights.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of Noble, as holder of our incentive distribution rights, and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Per Unit Target Amount.” The percentage interests shown for our unitholders Noble for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below assume that Noble has not transferred its incentive distribution rights and that there are no arrearages on common units.

	Total Quarterly Distribution per Unit		Marginal Percentage Interest in Distributions
			Unitholders	IDR Holders
Minimum Quarterly Distribution	$0.3750		100.0%	0.0%
First Target Distribution	above $0.3750	up to $0.4313	100.0%	0.0%
Second Target Distribution	above $0.4313	up to $0.4688	85.0%	15.0%
Third Target Distribution	above $0.4688	up to $0.5625	75.0%	25.0%
Thereafter	above $0.5625		50.0%	50.0%

Noble’s Right to Reset Incentive Distribution Levels

Noble, as the initial holder of all our incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If Noble transfers all or a portion of the incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that Noble holds all of the incentive distribution rights at the time that a reset election is made. Noble’s right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to Noble are based may be exercised, without approval of our unitholders or the conflicts committee, at any time when there are no subordinated units outstanding, we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distributions for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. If Noble and its affiliates are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that the holder of the incentive distribution rights will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that Noble would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by Noble of incentive distribution payments based on the target distributions prior to the reset, Noble will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to the incentive distribution rights received by Noble for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period.

The number of common units that Noble (or the then-holder of the incentive distribution rights, if other than our general partner) would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by Noble or such holder in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the aggregate amount of cash distributed per common unit during each of these two quarters.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, 100% to all unitholders, pro rata, until each unitholder receives an amount equal to 115% of the reset minimum quarterly distribution for that quarter;

•	second, 85% to all unitholders, pro rata, and 15% to the holders of our incentive distribution rights, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for the quarter;

•	third, 75% to all unitholders, pro rata, and 25% to the holders of our incentive distribution rights, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to the holders of our incentive distribution rights.

Noble will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

How Distributions from Capital Surplus will be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 100% to all unitholders, pro rata, until we distribute for each common unit that was issued in our IPO, an amount of available cash from capital surplus equal to the initial public offering price in our IPO;

•	second, 100% to all unitholders, pro rata, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the outstanding common units; and

•	thereafter, as if they were from operating surplus.

Effect of a Distribution from Capital Surplus

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our IPO, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit and any distributions of cash in connection with dissolution and liquidation is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, the effects of distributions of capital surplus may make it easier for Noble to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Once we distribute capital surplus on a unit issued in our IPO in an amount equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. Then, after distributing an amount of capital surplus for each common unit equal to any unpaid arrearages of the minimum quarterly distributions on outstanding common units, we will then make all future distributions from operating surplus, with 50% being paid to the unitholders, pro rata, and 50% to the holders of our incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price; and

•	the arrearages per common unit in payment of the minimum quarterly distribution on the common units.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level and each subordinated unit would be split into two units. We will not make any adjustment by reason of the issuance of additional units for cash or property (including additional common units issued under any compensation or benefit plans).

In addition, if legislation is enacted or if the official interpretation of existing law is modified by a governmental authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) and the denominator of which is the sum of available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available to distribute to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to our limited partners in the following manner:

•	first, to our general partner to the extent of any negative balance in its capital account;

•	second, 100% to the common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:

(1) the unrecovered initial unit price;

(2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and

(3) any unpaid arrearages in payment of the minimum quarterly distribution;

•	third, 100% to the subordinated unitholders, pro rata, until the capital account for each subordinated unit is equal to the sum of:

(1) the unrecovered initial unit price; and

(2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	fourth, 100% to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 100% to the unitholders, pro rata, for each quarter of our existence;

•	fifth, 85% to all unitholders, pro rata, and 15% to the holders of our incentive distribution rights, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to the holders of our incentive distribution rights for each quarter of our existence;

•	sixth, 75% to all unitholders, pro rata, and 25% to the holders of our incentive distribution rights, until we allocate under this paragraph an amount per unit equal to:

(1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

(2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to the holders of our incentive distribution rights for each quarter of our existence; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to the holders of our incentive distribution rights.

The percentages set forth above are based on the assumption that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the fourth bullet point above will no longer be applicable.

Manner of Adjustments for Losses

If our liquidation occurs before the end of the subordination period, after making allocations of loss to the general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to the holders of our incentive distribution rights and unitholders in the following manner:

•	first, 100% to the holders of subordinated units in proportion to the positive balances in their capital accounts, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	second, 100% to the holders of common units in proportion to the positive balances in their capital accounts, until the capital accounts of the common unitholders have been reduced to zero; and

•	thereafter, 100% to the general partner.

The percentages set forth above are based on the assumption that we do not issue additional classes of equity securities.

If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the holders of our incentive distribution rights in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners’ capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and the holders of our incentive distribution rights based on their relative percentage ownership of us. In this manner, prior to the end of the subordination period, we generally will allocate any such loss equally with respect to our common units and subordinated units. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions”;

•	with regard to the transfer of common units, please read “Description of Our Common Units–Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

Our partnership was organized on December 23, 2014 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Under our partnership agreement, the purpose and nature of the business to be conducted by us is to engage directly or indirectly in any business activity that is approved by our general partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act; provided, however, that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than those related to the midstream energy business, our general partner currently has no plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing. In general, our general partner is authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a “unit majority” require:

•	during the subordination period, the approval of a majority of the outstanding common units, excluding those common units held by our general partner and its affiliates, and a majority of the outstanding subordinated units, voting as separate classes; and

•	after the subordination period, the approval of a majority of the outstanding common units.

Noble has the ability to ensure passage of, as well as the ability to ensure the defeat of, any amendment that requires a unit majority by virtue of their ownership of an aggregate 2,090,014 common units and 15,902,584 subordinated units, representing an aggregate 50.1% limited partner interest.

In voting their common units and subordinated units, our general partner and its affiliates have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional partnership interests	No approval rights.

Amendment of our partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “–Amendment of Our Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read “–Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “–Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “–Termination and Dissolution.”

Withdrawal of the general partner	Under most circumstances, the approval of unitholders holding at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of the general partner prior to the tenth anniversary of the closing of our IPO, in a manner which would cause a dissolution of our partnership. Please read “–Withdrawal or Removal of Our General Partner.”

Removal of the general partner	Not less than 66 2⁄3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates, for cause. Please read “–Withdrawal or Removal of Our General Partner.”

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to the tenth anniversary of the closing of our IPO. Please read “–Transfer of General Partner Interest.”

Transfer of incentive distribution rights	Noble may transfer any or all of its incentive distribution rights to an affiliate or another person without a vote of our unitholders. Please read “–Transfer of Incentive Distribution Rights.”

Reset of incentive distribution levels	No approval right.

Transfer of ownership interests in our general partner	No approval right. Please read “–Transfer of Ownership Interests in Our General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right of, by the limited partners as a group to:

•	remove or replace our general partner for cause;

•	approve some amendments to our partnership agreement; or

•	take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Our development companies conduct business in Colorado and Texas. We may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a partner or member of our subsidiaries may require compliance with legal requirements in the jurisdictions in which such subsidiaries conduct business, including qualifying such entities to do business in such locations.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interests in our development companies or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner for cause, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Partnership Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing common unitholders in our distributions. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have rights to distributions or special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our current or future subsidiaries from issuing equity interests, which may effectively rank senior to the common units.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other partnership interests or to make additional capital contributions to us whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of our general partner and its affiliates, including such interest represented by common and subordinated units, that existed immediately prior to each issuance. The common unitholders will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would, among other actions:

•	enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

•	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates). Noble owns an aggregate of 2,090,014 common units and 15,902,584 subordinated units, representing an aggregate 50.1% limited partner interest.

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal office, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

•	an amendment that (i) sets forth the designations, preferences, rights, powers and duties of any class or series of partnership interests or (ii) our general partner determines to be necessary, appropriate or advisable in connection with the authorization or issuance of additional partnership interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;

•	any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

•	mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

For amendments that do not require unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain such an opinion of counsel.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner for cause or call a meeting of unitholders, must be approved by the written consent or the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner for cause must be approved by the written consent or the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the written consent or the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of the outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of our partnership requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until dissolved and terminated under our partnership agreement. We will dissolve upon:

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal followed by approval and admission of a successor;

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	the entry of a decree of judicial dissolution of our partnership; or

•	there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act.

Upon a dissolution under the first clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•	neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership Agreement Relating to Cash Distributions–Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to the tenth anniversary of the closing of our IPO, without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and by giving 90 days’ written notice and furnishing an opinion of counsel regarding limited liability and tax matters. On or after the tenth anniversary of the closing of our IPO, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ written notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “–Transfer of General Partner Interest” and “–Transfer of Incentive Distribution Rights.”

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “–Termination and Dissolution.”

Our general partner may not be removed unless that removal is both (i) for cause and (ii) approved by the vote of the holders of not less than 66 2⁄3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, voting as a separate class, and subordinated units, voting as a separate class. “Cause” is narrowly defined under our partnership agreement to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable to our partnership or any limited partner for actual fraud or willful misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business. The ownership of more than 33 1⁄3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal. Noble owns an aggregate of 2,090,014 common units and 15,902,584 subordinated units, representing an aggregate 50.1% limited partner interest.

In the event of removal of our general partner or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to the tenth anniversary of the closing of our IPO without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in Our General Partner

At any time, Noble may sell or transfer all or part of its membership interest in our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

At any time, Noble may sell or transfer its incentive distribution rights to an affiliate or third party without the approval of the unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Noble Midstream GP LLC as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. Please read “–Withdrawal or Removal of Our General Partner.”

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.

The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by either our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this limited call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Federal Income Tax Consequences–Disposition of Common Units.”

Possible Redemption of Ineligible Holders

Non-Taxpaying Holders; Redemption

Our general partner may request proof of the U.S. federal income tax status of our limited partners. We may redeem the units held by any person who our general partner determines is not subject to U.S. federal income taxation on the income generated by the partnership or fails to comply with the procedures instituted by our general partner to obtain proof of such person’s federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Citizen Assignees; Redemption

Our general partner may request proof of the nationality, citizenship or other related status of our limited partners. We may redeem the units held by any person whose nationality, citizenship or other related status our general partner determines creates substantial risk of cancellation or forfeiture of any property that we have an interest in or who fails to comply with the procedures instituted by our general partner to obtain proof of nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority in voting power of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. For all matters presented to the limited partners at a meeting at which a quorum is present for which no minimum or other vote of the limited partners is specifically required pursuant to our partnership agreement, the rules and regulations of any national securities exchange on which the common units are admitted to trading, or applicable law or pursuant to any regulation applicable to us or our partnership interests, a majority of the votes cast by the limited partners holding outstanding units will be deemed to constitute the act of all limited partners (with abstentions and broker non-votes being deemed to not have been cast with respect to such matter). On any matter where a minimum or other vote of limited partners is provided by any provision of our partnership agreement or required by the rules or regulations of any national securities exchange on which the common units are admitted to trading, or applicable law or pursuant to any regulation applicable to us or our partners interests, such minimum or other vote will be the vote of the limited partners required to approve such matter (with the effect of abstentions and broker non-votes to be determined based on the vote of the limited partners required to approve such matter, provided that if the effect of abstentions and broker non-votes is not specified by the applicable rule, regulation or law, and there is no prevailing interpretation of such effect, then abstentions and broker non-votes will be deemed not to have been cast with respect to such matter). The general partner interest does not entitle our general partner to any vote other than its rights as general partner under our partnership agreement, will not be entitled to vote on any action required or permitted to be taken by the unitholders and will not count toward or be considered outstanding when calculating required votes, determining the presence of a quorum, or for similar purposes.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “–Issuance of Additional Partnership Interests.” However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates or a transferee of such direct transferee, who is notified by our general partner that it will not lose its voting rights, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise. Except as our partnership agreement otherwise provides, subordinated units will vote together with common units as a single class. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our register. Except as described under “–Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, an affiliate of us or our subsidiaries or any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary of custodial services; and

•	any person designated by our general partner because such person’s status, service or relationship expose such person to potential claims or suits relating to our or our subsidiaries’ business and affairs.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us. The expenses for which we are required to reimburse our general partner are not subject to any caps or other limits.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.

We will mail or make available to record holders of common units, within 90 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 45 days after the close of each quarter (or such shorter period as required by the SEC).

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist such unitholder in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether such unitholder supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to such limited partner:

•	a current list of the name and last known address of each record holder;

•	copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

•	certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership interests proposed to be sold by our general partner or any of its affiliates, other than individuals, or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Applicable Law; Exclusive Forum

Our partnership agreement is governed by Delaware law.

Our partnership agreement provides that the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) shall be the exclusive forum for any claims, suits, actions or proceedings (i) arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among our partners, or obligations or liabilities of our partners to us, or the rights or powers of, or restrictions on, our partners or us), (ii) brought in a derivative manner on our behalf, (iii) asserting a claim of breach of a duty owed by any of our, or our general partner’s, directors, officers, or other employees, or owed by our general partner, to us or our partners, (iv) asserting a claim against us arising pursuant to any provision of the Delaware Act or (v) asserting a claim against us governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our partnership agreement to be inapplicable or unenforceable in such action.

If any limited partner, our general partner or any person holding any beneficial interest in us (whether through a broker, dealer, bank, trust company or clearing corporation) brings any of the claims, suits, actions or proceedings described in items (i) through (v) (including any claims, suits, actions or proceedings arising out of our IPO) of the preceding paragraph and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount (if the extent of such achievement is disputed, then as determined by the Court of Chancery of the State of Delaware or such other court with subject matter jurisdiction of such claim, suit, action or proceeding), the full remedy sought, then such limited partner, our general partner or person holding any beneficial interest in us will be obligated to reimburse us and our affiliates (including our general partner, the directors of our general partner and the owner of our general partner) for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. We and our “affiliates,” as defined in our partnership agreement included in Appendix A to this prospectus (including our general partner, the directors and officers of our general partner and Noble) would be entitled to recover all of their fees, costs and expenses in any such action, and such losing party would be severally liable for all such fees, costs and expenses. These provisions apply to all claims brought by the persons described in this paragraph, including claims under the federal securities laws, to the extent permitted by applicable law. In addition, our partnership agreement provides that each limited partner irrevocably waives the right to trial by jury in any such claim, suit, action or proceeding.

By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claims, suits, actions or proceedings.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Andrews Kurth Kenyon LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, existing and proposed Treasury regulations promulgated under the Internal Revenue Code, or the Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Noble Midstream Partners LP and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments to a limited extent on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable tax laws.

We will rely on opinions of Andrews Kurth Kenyon LLP regarding our characterization as a partnership for tax purposes. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Andrews Kurth Kenyon LLP and are based on the accuracy of the representations made by us, as discussed below.

For the reasons described below, Andrews Kurth Kenyon LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”) and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, including the Proposed Regulations, Andrews Kurth Kenyon LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Andrews Kurth Kenyon LLP on such matters. It is the opinion of Andrews Kurth Kenyon LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	we will be classified as a partnership for federal income tax purposes; and

•	each of our operating subsidiaries will be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Andrews Kurth Kenyon LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Andrews Kurth Kenyon LLP has relied include:

•	neither we nor any of the operating subsidiaries has elected or will elect to be treated as a corporation; and

•	for each taxable year, more than 90% of our gross income has been and will be income of the type that Andrews Kurth Kenyon LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code and applicable Proposed Regulations.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

The present federal income tax treatment of publicly-traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress and the U.S. President propose and consider substantive changes to the existing federal income tax laws that affect publicly-traded partnerships, including the elimination of partnership tax treatment for publicly-traded partnerships.

In addition, on January 24, 2017, final Treasury Regulations (“Final Regulations”) regarding activities that give rise to qualifying income within the meaning of Section 7704 of the Code were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Andrews Kurth Kenyon LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders of Noble Midstream Partners LP will be treated as partners of Noble Midstream Partners LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Noble Midstream Partners LP for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Noble Midstream Partners LP. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Noble Midstream Partners LP for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections” and “—Administrative Matters—Information Returns and Audit Procedures,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner’s “net value” as defined in Treasury Regulations under Section 752 of the Internal Revenue Code, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely held C corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly-traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable)

qualified dividend income. The IRS has indicated that the net passive income earned by a publicly-traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any current or former unitholder or our general partner, we are authorized to pay those taxes from our funds and treat that payment, if made, as a distribution of cash to the unitholder or as a general expense of the partnership. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund. Unitholders are urged to consult their tax advisors to determine the consequences to them of any payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

In general, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units or we make incentive distributions, gross income will be allocated to the recipients to the extent of these distributions.

Specified items of our income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of our assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder purchasing common units in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Andrews Kurth Kenyon LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Andrews Kurth Kenyon LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income and (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income and (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read “—Disposition of Common Units—Constructive Termination.” The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (1) his share of our tax basis in our assets (“common basis”) and (2) his Section 743(b) adjustment to that basis.

We will adopt the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property which is not amortizable. This method is consistent with the methods employed by other publicly-traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the common unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Andrews Kurth Kenyon LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates and tax basis determinations ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although recently issued final Treasury Regulations allow publicly-traded partnerships to use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, these regulations do not specifically authorize all aspects of the proration method we currently plan to adopt. Accordingly, Andrews Kurth Kenyon LLP is unable to opine on the validity of our method of allocating income, gain, loss and deductions among transferor and transferee unitholders. If the IRS were to successfully challenge our proration method, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to these Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two schedules K-1 if the relief discussed below is not available) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. Moreover, a technical termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced a publicly-traded partnership technical termination relief program whereby, if a publicly-traded partnership that technically terminated requests publicly-traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets.

Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Andrews Kurth Kenyon LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain, unless exempted or further limited by an income tax treaty. Moreover, under rules applicable to publicly-traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Andrews Kurth Kenyon LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments to items of our income, gain, loss or deduction resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns. Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For years beginning before January 1, 2018, the Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Legislation applicable to partnership tax years beginning after 2017 alters the procedures for auditing large partnerships and for assessing and collecting taxes due (including penalties and interest) as a result of a partnership-level federal income tax audit. Under these rules, unless we elect to issue revised Schedules K-1 to our partners with respect to an audited and adjusted return, the IRS may assess and collect taxes (including any applicable penalties and interest) directly from us in the year in which the audit is completed. If we are required to pay taxes, penalties and interest as a result of audit adjustments, cash available for distribution to our partners may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, partners during that taxable year would bear the expense of the adjustment even if they were not partners during the audited tax year. Pursuant to this legislation, we will designate a person (our general partner) to act as the partnership representative who shall have the sole authority to act on behalf of the partnership with respect to dealings with the IRS under these new audit procedures.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

•	for which there is, or was, “substantial authority”; or

•	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000. If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

We do not anticipate that any accuracy-related penalties will be assessed against us.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-Related Penalties”;

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, including state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We currently own property or do business in a substantial number of states, virtually all of which impose a personal income tax and many impose an income tax on corporations and other entities. We may also own property or do business in other states in the future. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us.

Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of the jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.”

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We urge each prospective unitholder to consult, and depend on, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of it. Andrews Kurth Kenyon LLP has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

VALIDITY OF OUR COMMON UNITS

The validity of our common units offered by this prospectus will be passed upon for us by Andrews Kurth Kenyon LLP, Houston, Texas. If certain legal matters in connection with an offering of the common units made by this prospectus and a related prospectus supplement are passed on by counsel for the selling unitholders or the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Noble Midstream Partners LP (including its predecessor for accounting purposes) and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2016 consolidated financial statements refers to a change in the method of computing depreciation to the straight-line method of depreciation.

Noble Midstream Partners LP

3,525,000 Common Units

Representing Limited Partner Interests

Prospectus

                 , 2017

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$18,577
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Noble Midstream Partners LP

Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

Noble Midstream GP LLC

Subject to any terms, conditions or restrictions set forth in our general partner’s limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•	any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•	any person designated by our general partner.

Directors’ and Officers’ Liability Insurance

Noble has purchased insurance covering the general partner’s officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On June 20, 2017, we entered into a Common Unit Purchase Agreement with certain institutional investors, pursuant to which on June 26, 2017, we issued and sold 3,525,000 common units in a private placement for gross proceeds of approximately $143 million. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as it did not involve a public offering.

On June 20, 2017, we entered into a Contribution Agreement with Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC and Blanco River DevCo GP LLC, pursuant to which on June 26, 2017, we issued 562,430 common units to NBL Midstream, LLC in exchange for contributed assets from NBL Midstream, LLC to us.

In connection with the completion of our IPO, we issued (i) the non-economic general partner interest in the Partnership to our general partner and (ii) all of our incentive distribution rights and 3,402,584 common units and 15,902,584 subordinated units to Noble, in an offering exempt from registration under Section 4(a)(2) of the Securities Act.

On December 23, 2014, in connection with our formation, we issued to Noble Midstream GP LLC a 1% general partner interest in the Partnership for $20.00 and a 99% limited partner interest in the Partnership for $980.00, in an offering exempt from registration under Section 4(a)(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

ITEM 16. EXHIBITS.

(a) The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Exhibit

2.1	Contribution Agreement, dated June 20, 2017, by and among the Registrant, Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC and Blanco River DevCo GP LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

2.2	Advantage Pipeline Holdings LLC Subscription Agreement, dated February 12, 2017, by and among Advantage Pipeline Holdings LLC, Trinity River DevCo LLC and Plains Pipeline, L.P. (filed as Exhibit 2.1 to the Registrant’s Annual Report on Form 10-K filed on February 14, 2017 and incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.2	Amendment to the Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.3	Amendment to the Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed November 6, 2015 and incorporated herein by reference).

3.4	First Amended and Restated Agreement of Limited Partnership of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

3.5	Certificate of Formation of Noble Midstream GP LLC (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.6	Amendment to Certificate of Formation of Noble Midstream GP LLC (filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.7	First Amended and Restated Limited Liability Company Agreement of Noble Midstream GP LLC (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

4.1	Registration Rights Agreement, dated June 26, 2017, by and among the Registrant and the Purchasers named therein (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

5.1***	Opinion of Andrews Kurth Kenyon LLP as to the legality of the securities being registered

8.1***	Opinion of Andrews Kurth Kenyon LLP relating to tax matters

10.1	Contribution, Conveyance and Assumption Agreement dated September 20, 2016, by and among the Registrant, Noble Midstream GP LLC, Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, NBL Midstream Holdings, LLC, Colorado River DevCo GP LLC, Green River DevCo GP LLC, Gunnison River DevCo GP LLC, Laramie River DevCo GP LLC, San Juan River DevCo GP LLC, Blanco River DevCo LP and Blanco River DevCo GP LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.2*	Registrant’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.3	Omnibus Agreement dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, Noble Midstream GP LLC and the Registrant (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.4	Operational Services and Secondment Agreement dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream GP LLC and the Registrant (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.5	Credit Agreement dated September 20, 2016, by and among the Registrant, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.5.1	First Amendment to Credit Agreement, dated February 12, 2017, to Credit Agreement dated September 20, 2016, by and among the Registrant, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto (filed as Exhibit 10.5.1 to the Registrant’s Annual Report on Form 10-K filed February 14, 2017 and incorporated herein by reference).

10.6	Second Amended and Restated Agreement Terms and Conditions Relating to Gas Gathering Services (filed as Exhibit 10.6 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.1†	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.7.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.1.1	Amendment 01 to that certain Second Amended and Restated Gas Gathering Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.7.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.6.2†	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.8.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.2.1	Amendment 01 to that certain Second Amended and Restated Gas Gathering Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.8.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.6.3	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.8.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.7	Third Amended and Restated Agreement Terms and Conditions Relating to Crude Oil Treating Services (filed as Exhibit 10.9 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.7.1†	Third Amended and Restated Crude Oil Treating Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.10.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.7.2†	Third Amended and Restated Crude Oil Treating Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.10.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8	Second Amended and Restated Agreement Terms and Conditions Relating to Produced Water Services (filed as Exhibit 10.11 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.1†	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.12.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.1.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.12.3 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.2†	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.13.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.2.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.13.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.3	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.14.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.3.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.14.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.4	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.15.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.4.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.15.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.5	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.16.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.5.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.16.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.6	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.16.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.9	Texas Agreement Terms and Conditions Relating to Produced Water Services (filed as Exhibit 10.37 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.9.1†	Texas Produced Water Services Agreement, Agreement Addendum 01, effective as of September 1, 2016, between Rosetta Resources Operating LP and Blanco River DevCo LP (filed as Exhibit 10.38 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10	Second Amended and Restated Agreement Terms and Conditions Relating to Fresh Water Services (filed as Exhibit 10.17 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.1†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.18.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.1.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.18.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.2†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.19.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference

10.10.2.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.19.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.3†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.20.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.3.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy,

Inc. and Green River DevCo LP (filed as Exhibit 10.20.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.4	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.21.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.4.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.21.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.5	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.22.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.5.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.22.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.6	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.22.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11	Second Amended and Restated Terms and Conditions Relating to Crude Oil Gathering Services (filed as Exhibit 10.23 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.1†	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.24.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.1.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.24.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.2†	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.25.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.2.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.25.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.3	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.26.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.3.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.26.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.4	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.27.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.4.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.27.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.5	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.28.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.5.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.28.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.6	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.28.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.12	Texas Agreement Terms and Conditions Relating to Crude Oil Gathering Services (filed as Exhibit 10.35 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.12.1†	Texas Oil Gathering Agreement, Agreement Addendum 01, effective as of September 1, 2016, between Rosetta Resources Operating LP and Blanco River DevCo LP (filed as Exhibit 10.36 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.13	First Amended and Restated Agreement of Limited Partnership of Colorado River DevCo LP (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.14	First Amended and Restated Agreement of Limited Partnership of Green River DevCo LP (filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.15	First Amended and Restated Agreement of Limited Partnership of Gunnison River DevCo LP (filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.16	First Amended and Restated Agreement of Limited Partnership of San Juan River DevCo LP (filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference.

10.17	First Amended and Restated Agreement of Limited Partnership of Blanco River DevCo LP (filed as Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.18*	Registrant’s Form of Non-Employee Director Restricted Unit Agreement under the Partnership’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: October 27, 2016) filed November 2, 2016 and incorporated herein by reference).

10.19*	Registrant’s Form of Employee Restricted Unit Agreement under the Registrant’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: January 26, 2017) filed January 26, 2017 and incorporated herein by reference).

10.20	Common Unit Purchase Agreement, dated as of June 20, 2017, by and among the Registrant and the Purchasers named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

10.21*	Registrant’s Form of Employee Restricted Unit Agreement [3-Year Cliff Vest] under the Partnership’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on May 2, 2017 and incorporated herein by reference).

10.22	Limited Waiver to Omnibus Agreement dated February 14, 2017 by and among the Registrant, Noble Midstream GP, LLC, Noble Midstream Services, LLC, Noble Energy, Inc., Noble Energy Services, Inc. and NBL Midstream LLC (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on May 2, 2017 and incorporated herein by reference).

10.23	First Amendment to the Limited Waiver to Omnibus Agreement, dated as of June 23, 2017, by and among the Registrant, Noble Energy, Inc., Noble Energy Services, Inc., NBL Midstream, LLC, Noble Midstream Services, LLC and Noble Midstream GP LLC (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2017 and incorporated herein by reference).

21.1***	Subsidiaries

23.1**	Consent of Independent Registered Public Accounting Firm—KPMG LLP

23.2***	Consent of Andrews Kurth Kenyon (contained in Exhibit 5.1)

23.3***	Consent of Andrews Kurth Kenyon (contained in Exhibit 8.1)

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit hereto.
†	Confidential treatment has been granted for certain portions thereof pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. Such provisions have been filed separately with the Securities and Exchange Commission.
**	Filed herewith.
***	Filed previously.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 24, 2017.

NOBLE MIDSTREAM PARTNERS LP

By:	Noble Midstream GP LLC, its general partner

By:	/s/ Terry R. Gerhart
Name:	Terry R. Gerhart
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Terry R. Gerhart Terry R. Gerhart	Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2017

/s/ John F. Bookout, IV John F. Bookout, IV	Chief Financial Officer (Principal Financial Officer)	August 24, 2017

* Thomas W. Christensen	Chief Accounting Officer (Principal Accounting Officer)	August 24, 2017

* Kenneth M. Fisher	Chairman of the Board of Directors	August 24, 2017

* Charles J. Rimer	Director	August 24, 2017

* Martin Salinas, Jr.	Director	August 24, 2017

* Hallie A. Vanderhider	Director	August 24, 2017

* Andrew E. Viens	Director	August 24, 2017

* Gary W. Willingham	Director	August 24, 2017

*	Terry R. Gerhart hereby signs this Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to powers of attorney previously included with the Registration Statement on Form S-1 of Noble Midstream Partners LP filed on July 14, 2017 with the Securities and Exchange Commission.

By:	/s/ Terry R. Gerhart
Name:	Terry R. Gerhart
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

2.1	Contribution Agreement, dated June 20, 2017, by and among the Registrant, Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC and Blanco River DevCo GP LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

2.2	Advantage Pipeline Holdings LLC Subscription Agreement, dated February 12, 2017, by and among Advantage Pipeline Holdings LLC, Trinity River DevCo LLC and Plains Pipeline, L.P. (filed as Exhibit 2.1 to the Registrant’s Annual Report on Form 10-K filed on February 14, 2017 and incorporated herein by reference).

3.1	Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.2	Amendment to the Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.3	Amendment to the Certificate of Limited Partnership of the Registrant (filed as Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed November 6, 2015 and incorporated herein by reference).

3.4	First Amended and Restated Agreement of Limited Partnership of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

3.5	Certificate of Formation of Noble Midstream GP LLC (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.6	Amendment to Certificate of Formation of Noble Midstream GP LLC (filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed October 22, 2015 and incorporated herein by reference).

3.7	First Amended and Restated Limited Liability Company Agreement of Noble Midstream GP LLC (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

4.1	Registration Rights Agreement, dated June 26, 2017, by and among the Registrant and the Purchasers named therein (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

5.1***	Opinion of Andrews Kurth Kenyon LLP as to the legality of the securities being registered

8.1***	Opinion of Andrews Kurth Kenyon LLP relating to tax matters

10.1	Contribution, Conveyance and Assumption Agreement dated September 20, 2016, by and among the Registrant, Noble Midstream GP LLC, Noble Energy, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, NBL Midstream Holdings, LLC, Colorado River DevCo GP LLC, Green River DevCo GP LLC, Gunnison River DevCo GP LLC, Laramie River DevCo GP LLC, San Juan River DevCo GP LLC, Blanco River DevCo LP and Blanco River DevCo GP LLC (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.2*	Registrant’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.3	Omnibus Agreement dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream Services, LLC, NBL Midstream, LLC, Noble Midstream GP LLC and the Registrant (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.4	Operational Services and Secondment Agreement dated September 20, 2016, by and among Noble Energy, Inc., Noble Energy Services, Inc., Noble Midstream GP LLC and the Registrant (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.5	Credit Agreement dated September 20, 2016, by and among the Registrant, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.5.1	First Amendment to Credit Agreement, dated February 12, 2017, to Credit Agreement dated September 20, 2016, by and among the Registrant, as the parent, and Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto (filed as Exhibit 10.5.1 to the Registrant’s Annual Report on Form 10-K filed February 14, 2017 and incorporated herein by reference).

10.6	Second Amended and Restated Agreement Terms and Conditions Relating to Gas Gathering Services (filed as Exhibit 10.6 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.1†	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.7.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.1.1	Amendment 01 to that certain Second Amended and Restated Gas Gathering Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.7.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.6.2†	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.8.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.6.2.1	Amendment 01 to that certain Second Amended and Restated Gas Gathering Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.8.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.6.3	Second Amended and Restated Gas Gathering Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.8.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.7	Third Amended and Restated Agreement Terms and Conditions Relating to Crude Oil Treating Services (filed as Exhibit 10.9 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.7.1†	Third Amended and Restated Crude Oil Treating Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.10.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.7.2†	Third Amended and Restated Crude Oil Treating Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.10.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8	Second Amended and Restated Agreement Terms and Conditions Relating to Produced Water Services (filed as Exhibit 10.11 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.1†	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.12.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.1.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.12.3 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.2†	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.13.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.2.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.13.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.3	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.14.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.3.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.14.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.4	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.15.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.4.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.15.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.5	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.16.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.8.5.1	Amendment 01 to that certain Second Amended and Restated Produced Water Services Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.16.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.8.6	Second Amended and Restated Produced Water Services Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.16.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.9	Texas Agreement Terms and Conditions Relating to Produced Water Services (filed as Exhibit 10.37 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.9.1†	Texas Produced Water Services Agreement, Agreement Addendum 01, effective as of September 1, 2016, between Rosetta Resources Operating LP and Blanco River DevCo LP (filed as Exhibit 10.38 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10	Second Amended and Restated Agreement Terms and Conditions Relating to Fresh Water Services (filed as Exhibit 10.17 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.1†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.18.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.1.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.18.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.2†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.19.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference

10.10.2.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and San Juan River DevCo LP (filed as Exhibit 10.19.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.3†	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.20.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.3.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.20.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.4	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.21.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.4.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.21.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.5	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.22.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.10.5.1	Amendment 01 to that certain Second Amended and Restated Fresh Water Services Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.22.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.10.6	Second Amended and Restated Fresh Water Services Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.22.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11	Second Amended and Restated Terms and Conditions Relating to Crude Oil Gathering Services (filed as Exhibit 10.23 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.1†	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 01, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.24.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.1.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 01, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.24.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.2†	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 02, effective as of March 31, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.25.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.2.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 02, effective as of September 1, 2016, among Noble Energy, Inc. and Colorado River DevCo LP (filed as Exhibit 10.25.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.3	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 03, effective as of March 31, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.26.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.3.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 03, effective as of September 1, 2016, among Noble Energy, Inc. and Green River DevCo LP (filed as Exhibit 10.26.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.4	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 04, effective as of March 31, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.27.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.4.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 04, effective as of September 1, 2016, among Noble Energy, Inc. and Gunnison River DevCo LP (filed as Exhibit 10.27.2 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.5	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum 05, effective as of March 31, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.28.1 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.11.5.1	Amendment 01 to that certain Second Amended and Restated Crude Oil Gathering Agreement, together with Agreement Addendum 05, effective as of September 1, 2016, among Noble Energy, Inc. and Laramie River DevCo LP (filed as Exhibit 10.28.1.1 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.11.6	Second Amended and Restated Crude Oil Gathering Agreement, Agreement Addendum XX, effective as of March 31, 2016, among Noble Energy, Inc. and Noble Midstream Services, LLC (filed as Exhibit 10.28.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed July 22, 2016 and incorporated herein by reference).

10.12	Texas Agreement Terms and Conditions Relating to Crude Oil Gathering Services (filed as Exhibit 10.35 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.12.1†	Texas Oil Gathering Agreement, Agreement Addendum 01, effective as of September 1, 2016, between Rosetta Resources Operating LP and Blanco River DevCo LP (filed as Exhibit 10.36 to Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed September 6, 2016 and incorporated herein by reference).

10.13	First Amended and Restated Agreement of Limited Partnership of Colorado River DevCo LP (filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.14	First Amended and Restated Agreement of Limited Partnership of Green River DevCo LP (filed as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.15	First Amended and Restated Agreement of Limited Partnership of Gunnison River DevCo LP (filed as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.16	First Amended and Restated Agreement of Limited Partnership of San Juan River DevCo LP (filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference.

10.17	First Amended and Restated Agreement of Limited Partnership of Blanco River DevCo LP (filed as Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (Date of Event: September 14, 2016) filed September 20, 2016 and incorporated herein by reference).

10.18*	Registrant’s Form of Non-Employee Director Restricted Unit Agreement under the Partnership’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: October 27, 2016) filed November 2, 2016 and incorporated herein by reference).

10.19*	Registrant’s Form of Employee Restricted Unit Agreement under the Registrant’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: January 26, 2017) filed January 26, 2017 and incorporated herein by reference).

10.20	Common Unit Purchase Agreement, dated as of June 20, 2017, by and among the Registrant and the Purchasers named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Event: June 20, 2017) filed June 26, 2017 and incorporated herein by reference).

10.21*	Registrant’s Form of Employee Restricted Unit Agreement [3-Year Cliff Vest] under the Partnership’s 2016 Long-Term Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed on May 2, 2017 and incorporated herein by reference).

10.22	Limited Waiver to Omnibus Agreement dated February 14, 2017 by and among the Registrant, Noble Midstream GP, LLC, Noble Midstream Services, LLC, Noble Energy, Inc., Noble Energy Services, Inc. and NBL Midstream LLC (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on May 2, 2017 and incorporated herein by reference).

10.23	First Amendment to the Limited Waiver to Omnibus Agreement, dated as of June 23, 2017, by and among the Registrant, Noble Energy, Inc., Noble Energy Services, Inc., NBL Midstream, LLC, Noble Midstream Services, LLC and Noble Midstream GP LLC (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2017 and incorporated herein by reference).

21.1***	Subsidiaries

23.1**	Consent of Independent Registered Public Accounting Firm—KPMG LLP

23.2***	Consent of Andrews Kurth Kenyon (contained in Exhibit 5.1)

23.3***	Consent of Andrews Kurth Kenyon (contained in Exhibit 8.1)

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit hereto.
†	Confidential treatment has been granted for certain portions thereof pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. Such provisions have been filed separately with the Securities and Exchange Commission.
**	Filed herewith.
***	Filed previously.